EXHIBIT 23.2

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2013 relating to the consolidated financial statements and the effectiveness of SunOpta Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of SunOpta Inc. for the year ended December 29, 2012.

/s/ Deloitte LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
October 17, 2013